[logo]             SOFTWARE LICENSE AGREEMENT

THIS SOFTWARE LICENSE AGREEMENT (the "Agreement") dated as of June 30, 2000 is made between THE DESCARTES SYSTEMS GROUP INC., an Ontario corporation, with offices at 120 Randall Drive, Waterloo, Ontario, Canada, N2V 1C6 on its own behalf or on behalf of its subsidiary companies (collectively referred to herein as "Descartes") and LAZYGROCER.COM INC., an Ontario corporation, with offices at 41 York Street, 3rd Floor, Ottawa, Ontario, K1N 5S7, (hereinafter referred to as the "Customer").

In consideration of the mutual promises and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties, intending to be legally bound hereby, agree as follows:

1.
1. DEFINITIONS

1.1. "Confidential Information" means any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable, or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Notwithstanding the foregoing designation requirements, the Software, the Documentation and the results of any benchmark tests run on the Software shall be deemed to be Confidential Information of Descartes.

1.2. "Descartes Software" means the software identified on Appendix 1 as Descartes Software, including applicable Documentation and Revisions but not including any Third Party Software;

1.3. "Designated  CPU" means the one or more  CPU(s)  identified  on Appendix 1;

1.4. "Designated Site" means those facilities of Customer, identified on Appendix 1, at which the Designated CPU is located;

1.5. "Documentation" means any instructional or supplementary materials related to the Software, in human or machine readable form, that is provided by Descartes to Customer pursuant to this Agreement, but only to the extent that Descartes, in its sole discretion, makes such materials generally available for commercial distribution.

1.6. "Hardware" means any third party hardware that Descartes may sell to Customer pursuant to Section 3.4 of this Agreement.

1.7. "Intellectual Property Rights" means patents and other patent rights (including patent disclosures and applications and patent divisions, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof), copyrights, and other rights in works of authorship (including registered and unregistered copyrights and unpublished works of authorship), trade secrets, and all other forms of intellectual property in existence on the Effective Date;

1.8. "Object Code" means computer programs assembled or compiled in magnetic or electronic binary form, which are readable and usable by machines, but not generally readable by humans without reverse-assembly, reverse-compiling, or reverse engineering.

1.9. "Revision" means any modification, improvement, enhancement, update, upgrade, or other change made to the Software by or on behalf of Descartes, but only to the extent that Descartes, in its sole discretion, makes such change generally available for commercial distribution;

1.10. "Software" means Descartes Software and Third Party Software, each provided solely in Object Code form;

1.11. "Source Code" means computer programs written in higher-level programming languages. Source Code is intelligible to trained programmers and may be translated to Object Code for operation on computer equipment through the process of compiling.

1.12. "Subsidiary" means a corporation in which Customer holds greater than fifty percent (50%) of the outstanding voting securities;


1.13. "Third Party Licensors" means those third parties identified in Appendix 1 who have granted to Descartes the right to sublicense certain rights in and to the Third Party Software;

1.14. "Third Party Software" means the proprietary software and proprietary data of a party other than Descartes as identified on Appendix 1 as Third Party Software; and 1.15. "Use" means to load, execute, employ, utilize, store, or display the Software for internal business purposes, and not for redistribution, remarketing, or third party service use. Use is deemed to occur where any such process occurs and at any computer terminal or workstation that initiates or is activated by any such process.

2. LICENSE.

2.1. License Grant. Subject to the terms and conditions of this Agreement, Descartes hereby grants and Customer accepts under all Intellectual Property Rights (other than trademarks) owned by Descartes or to which Descartes has the right to grant licenses without payment of additional consideration, a nonexclusive, nontransferable license to Use the Software for Customer's own internal data processing only. Customer agrees that this license does not permit Customer to loan, sub-license, rent or otherwise make the Software available to any third party except as expressly provided herein.

2.2. Use Restrictions. Customer agrees to install the Software on the Designated CPU(s) only at the Designated Site(s). Customer shall Use the
Software only in accordance with the Documentation and subject to any restrictions on Use as may be set out in Appendix 1.

2.3. Copying. Customer may make one copy of the Software to be used for archival purposes and/or back-up purposes consistent with Customer's normal periodic back-up procedures. Customer may not otherwise copy the Software except as permitted by applicable law. Subject to availability, Customer may request additional copies of Documentation at Descartes' then current rates.

2.4. Transfers. Customer may transfer the Software from a Designated CPU to another CPU at a licensed Designated Site upon prior written authorization by Descartes and upon payment of Descartes' then applicable administration fee for such transfer. The Software must be promptly deleted in its entirety from the Designated CPU and archival or backup copies for that Designated CPU must also be deleted. Any further transfer shall require an additional written consent from Descartes.

2.5. CPU Restrictions. For each license it has acquired, Customer may Use one copy of the Software on the Designated CPU. If the Designated CPU is acting as a network server, any number of computers or workstations may access or otherwise utilize the basic network services of that server; however, Customer must acquire and dedicate a license for each separate computer on which the Software is installed or run from the server such that the number of licensed users as set out in Appendix 1 is not exceeded.

2.6. Inability to Use. If Customer is unable to Use the Software on the Designated CPU because of conditions beyond its reasonable control, Customer may temporarily install and Use the Software on equivalent equipment until such condition is corrected; provided that the temporary installation does not impair Customer's ability to prevent unlicensed access to or Use of the Software; and further provided that Customer has given written notice to Descartes within two business days of such installation.

2.7. Reverse Engineering. Customer is prohibited from reverse engineering, disassembling or decompiling the Software or otherwise attempting to create or generate any source code version of any part of the Software, except as permitted by applicable law, and to the extent that Descartes is not permitted by such applicable law to exclude or limit such rights. Information relating to the Software which is necessary to enable the production of software which is interoperable or compatible with the Software or other software may be available from Descartes upon written request.

2.8. Subsidiaries. Customer shall be permitted to sublicense the rights granted to Customer under Section 2.1 hereof to a Subsidiary provided that Customer and Subsidiary enter into an agreement with Descartes in a form approved by Descartes and provided that the total aggregate number of licensed users between Customer and Subsidiary (or Subsidiaries) shall not exceed the number of licensed users as set out in Appendix 1.

2.9. Additional Users or Additional Software. Provided that Customer has performed all of its obligations under this Agreement including, but not limited to, the payment of all charges due, Customer may request licenses for additional users of the Software or may request licenses for other Descartes software products upon delivery of a written purchase request in the form required by Descartes from time to time provided that Descartes shall have no obligation to accept such purchase request. If Descartes accepts such purchase request, the terms and conditions of this Agreement shall, unless otherwise expressly provided in writing, apply to all software supplied thereunder.


3. PAYMENT

3.1.  License Fees. In  consideration of the license granted pursuant to Section
2.1 hereof, Customer shall pay to Descartes the license fees as set out in the attached Appendix 1 (the "License Fees") on such terms set out therein. Customer's rights under Section 2.1 are contingent upon Customer's performance of its obligations under this Agreement, including but not limited to the payment of all charges due, and no right or license is granted by Descartes to Customer except when and as such obligations are performed.

3.2. Taxes. Customer shall be responsible for all sales, use, value added, or other taxes payable with respect to the Software, or arising out of or in connection with this Agreement, other than Descartes' income taxes. If Descartes pays such taxes on Customer's behalf, Customer agrees to reimburse Descartes for such payment. If any tax in the nature of withholding tax is payable on any sums payable to Descartes under this Agreement, Customer shall pay Descartes such amount as is necessary to ensure that the net amount received by Descartes after such withholding shall be equal to the amount originally due.

3.3. Maintenance Fees. Customer shall pay to Descartes the annual maintenance fees as set out in the attached Appendix 1 (the "Maintenance Fees") on such terms set out therein. 3.4. Hardware. If any Hardware is to be supplied by Descartes to Customer under this Agreement, a list of such Hardware, and the terms and conditions upon which it is supplied by Descartes to Customer, are set out on Appendix 3. Without in any way limiting the generality of the terms and conditions set out in Appendix 3, subject to the manufacturer's warranty provisions that accompany the Hardware, the Hardware is provided to Customer by Descartes on an "as is" basis without any warranties whatsoever. 3.5. Maps/Maps Package. If Customer is granted a license for certain maps and/or maps packages as part of this Agreement, Customer agrees that, in addition to the terms and conditions of this Agreement, such license is subject to the terms and conditions as set out in the Maps Package Addendum attached as Appendix 4.

4. WARRANTIES

4.1. Support and Maintenance. Upon payment of the Maintenance Fees, Customer shall be enrolled in and entitled to receive the maintenance and support services as set out in the Software Maintenance Program (the "SMP") described in Appendix 2. Customer shall be automatically re-enrolled in the SMP for consecutive twelve month periods on each anniversary of the Effective Date at Descartes' then applicable fees therefore, unless written notice of cancellation of its participation in the SMP has been delivered by Customer to Descartes no later than thirty (30) days prior to the commencement of the renewal period.

4.2. Year 2000 Compliance. Descartes warrants that the Descartes Software containing or calling on a calendar function including, without limitation, any function index to a CPU clock and any function (including appropriate translation of century data received from interfacing applications) providing specific dates or days for calculating spans of dates or days, shall record, store, process, provide and, where applicable, insert true and accurate dates for the dates and spans including and after January 1, 2000 with generally the same functionality and data integrity as delivered by the Descartes Software prior to December 31, 1999. The representations and warranties set forth in this section shall survive until January 31, 2001 or until termination of this agreement, whichever is earlier. Notwithstanding anything contained herein to the contrary, the representations and warranties set forth in this section shall not apply to the Descartes Software to the extent that the Descartes Software has been combined with and/or interoperates with other software/firmware or data that is not year 2000 compliant. In the event that Descartes becomes aware that the Descartes Software does not comply with the foregoing warranty, Descartes shall be entitled to remedy any breach of this warranty upon delivery to Customer of a new release or patch that, following installation, would bring the Descartes Software into compliance with this warranty.

4.3. Manufacturer's Warranties. Descartes hereby assigns to Customer all manufacturers' warranties in respect of any Third Party Software or Hardware that may be delivered as part of this Agreement or otherwise, to the extent that such warranties are assignable.

4.4. Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, DESCARTES MAKES NO REPRESENTATIONS, WARRANTIES OR CONDITIONS OF ANY KIND, EXPRESS OR IMPLIED WITH RESPECT TO THE SOFTWARE OR ANY HARDWARE THAT MAY BE DELIVERED AS PART OF THIS AGREEMENT OR OTHERWISE, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, CUSTOMER ASSUMES THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE SOFTWARE OR ANY EQUIPMENT RECEIVED
UNDER THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, DESCARTES DOES NOT REPRESENT OR WARRANT THAT THE SOFTWARE OR HARDWARE WILL OPERATE UNINTERRUPTED OR THAT IT WILL BE FREE FROM DEFECTS OR ERRORS OR THAT THE SOFTWARE IS DESIGNED TO MEET CUSTOMER'S BUSINESS REQUIREMENTS. IN NO EVENT SHALL DESCARTES BE RESPONSIBLE FOR THE PREPARATION OR CONVERSION OF DATA INTO THE FORM REQUIRED FOR USE WITH THE SOFTWARE OR ANY HARDWARE DELIVERED HEREUNDER.

5. LIMITATION OF LIABILITY.

5.1. AGGREGATE LIABILITY. CUSTOMER AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY LIABILITY ON THE PART OF DESCARTES FOR BREACH OF ANY PROVISION OF THIS AGREEMENT OR ANY OTHER BREACH GIVING RISE TO LIABILITY,
INCLUDING A BREACH OF A CONDITION OR FUNDAMENTAL TERM; OR IN ANY OTHER WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR, WITHOUT LIMITATION, THE SOFTWARE; FOR ANY CAUSE OF ACTION WHATSOEVER AND REGARDLESS OF THE FORM OF
ACTION (INCLUDING BREACH OF CONTRACT, TORT, OR ANY OTHER LEGAL OR EQUITABLE THEORY), SHALL BE LIMITED TO CUSTOMER'S ACTUAL DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED THE TOTAL AMOUNT PAID TO DESCARTES BY CUSTOMER IN RESPECT OF LICENSE FEES UNDER THIS AGREEMENT.

5.2. Consequential Damages. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, UNDER NO CIRCUMSTANCES SHALL DESCARTES OR ITS LICENSORS BE LIABLE TO CUSTOMER OR ANY OTHER PERSON, FIRM, CORPORATION OR ENTITY FOR SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE, MULTIPLE, CONSEQUENTIAL, OR INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL OR BUSINESS PROFITS, LOSS OF REVENUE, WORK STOPPAGE, DATA LOSS, OR COMPUTER FAILURE OR MALFUNCTION, WHETHER SUCH DAMAGES ARE ALLEGED IN TORT, CONTRACT OR OTHERWISE, EVEN IF DESCARTES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. CUSTOMER AGREES THAT IN NO EVENT WILL DESCARTES' DIRECTORS, OFFICERS, EMPLOYEES OR SHAREHOLDERS BE LIABLE FOR ANY DAMAGES, INCLUDING DIRECT, INCIDENTAL, ORDINARY, PUNITIVE, EXEMPLARY, INDIRECT, SPECIAL, CONSEQUENTIAL OR ANY OTHER DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT.

5.3. Time for Commencement of Action. NO ACTION AGAINST DESCARTES OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR SHAREHOLDERS, REGARDLESS OF FORM (INCLUDING NEGLIGENCE), ARISING OUT OF ANY CLAIMED BREACH OF THIS AGREEMENT OR TRANSACTIONS UNDER THIS AGREEMENT OR IN ANY OTHER WAY RELATED TO THIS AGREEMENT MAY BE BROUGHT BY CUSTOMER MORE THAN ONE YEAR AFTER THE CAUSE OF ACTION HAS ARISEN.

6. INTELLECTUAL PROPERTY

6.1. Ownership. Descartes and its licensors shall have and retain all right, title, and interest, including any copyrights, patents, trade secrets, moral rights and other Intellectual Property Rights, in and to the Software including, without limitation, any modifications, changes or additions to the Software.

6.2. Legends to be Produced. Customer shall include Descartes and its licensors' copyright and other proprietary notices on any complete or partial copies of the Software or any equipment delivered under this Agreement in the same form and location as the notice appears on the original work. In no event shall any such notices be removed.

7. INDEMNIFICATION

7.1. Descartes Indemnification. Descartes shall defend Customer, at Descartes' expense, from and against any claim brought by a third party alleging that the Descartes Software infringes any (i) United States or Canadian patent issued as of the Effective Date, (ii) United States or Canadian trademark issued as of the Effective Date, (iii) copyright, or (iv) trade secret, and shall, subject to
Section 5.1 hereof, indemnify Customer against all damages and costs assessed against Customer that are payable as part of a final judgment or settlement. Should the Descartes Software become, or in Descartes' opinion be likely to become, the subject of a claim of infringement, Descartes may, at its sole option and/or election use reasonable commercial efforts to (a) obtain for Customer the right to continue using the Descartes Software pursuant to the terms and conditions of this Agreement, or (b) replace or modify the Descartes Software so that it becomes noninfringing but functionally equivalent. The indemnification obligation of this Section 7.1 shall not apply to any claim arising out of (i) the combination of the Descartes Software with other products not claimed to be owned or developed by or on behalf of Descartes, (ii) the modification of the Descartes Software, or any part thereof, unless such modification was made by or for Descartes, or (iii) any infringement caused by any action of Customer.

7.2. Customer Indemnification. Except for those matters for which Descartes may have an indemnification obligation under Section 7.1 hereof, Customer shall indemnify and hold harmless Descartes from and against any costs and liabilities incurred by Descartes resulting from or arising out of third party claims brought against Descartes as a result of Customer's Use of the Software.

7.3. Notice of Indemnification. A party seeking indemnification pursuant to this
Section 7 (an Indemnified Party) from or against the assertion of any claim by a third person (a Third Person Assertion) shall give prompt notice to the party from whom indemnification is sought (the Indemnifying Party); provided, however, that failure to give prompt notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure).

7.4.  Assumption  of Defense.  Within  twenty (20)  business  days of receipt of
notice  from  the  Indemnified  Party  pursuant  to  Section  7.3  hereof,   the
Indemnifying Party shall have the right exercisable by written notice to the Indemnified Party, to assume the defense of a Third Person Assertion. If the Indemnifying Party assumes such defense, the Indemnifying Party may select counsel, which shall be reasonably acceptable to the Indemnified Party.

7.5. Failure to Defend. If the Indemnifying Party (a) does not assume the defense of any Third Person Assertion in accordance with Section 7.4 hereof; or
(b) having so assumed such defense, unreasonably fails to defend against such Third Person Assertion, then, upon twenty (20) days' written notice to the Indemnifying Party, the Indemnified Party may assume the defense of such Third Person Assertion. In such event, the Indemnified Party shall be entitled under this Section 7 as part of its damages to indemnification for the costs of such defense.

7.6. Conflicts of Interest. If the Indemnifying Party has been advised by the written opinion of counsel to the Indemnified Party that the use of the same counsel to represent both the Indemnified Party and the Indemnifying Party would present a conflict of interest, then the Indemnified Party may select its own counsel to represent the Indemnified Party in the defense of the matter and the costs of such defense shall be borne by the Indemnifying Party. The Indemnifying Party shall be entitled to continue to handle its own representation in such matter through its own counsel.

7.7. Settlement. The party controlling the defense of a Third Person Assertion shall have the right to consent to the entry of judgment with respect to, or otherwise settle, such Third Person Assertion with the prior written consent of the other party, which consent shall not be unreasonably withheld.

7.8. Participation. Notwithstanding the assumption of the defense of a Third Person Assertion by either party in accordance with this Section 7, the other party shall agree to cooperate, as necessary, in the defense or prosecution of any Third Party Assertion and shall be entitled to participate, at its own expense, in the defense or settlement of any Third Person Assertion. 7.9. Descartes Duty to Indemnify Customer. THE PROVISIONS OF THIS SECTION 7 STATE THE SOLE, EXCLUSIVE, AND ENTIRE LIABILITY OF DESCARTES, AND ITS LICENSORS TO CUSTOMER AND CUSTOMER'S SOLE REMEDY WITH RESPECT TO THE INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

8. CONFIDENTIALITY

8.1. Non-Disclosure. Customer and Descartes each agree to treat as confidential all Confidential Information of the other party, not to use such Confidential Information except as set forth herein and not to disclose such Confidential Information to any third party except as may be reasonably required pursuant to this Agreement and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the generality of the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, provided, however, that in no event shall such degree of care be less than reasonable in light of general industry practice. Notwithstanding the foregoing, neither party hereto shall have liability to the other with regard to any Confidential Information of the other which (i) was in the public domain at the time it was disclosed or becomes in the public domain through no fault of the receiver; (ii) was known to the receiver, without restriction, at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure; (iii) is disclosed with the prior written approval of the discloser; (iv) was independently developed by the receiver without any use of the Confidential Information; (v) becomes known to the receiver, without restriction, from a source other than the discloser, without breach of this Agreement by receiver; or (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided, however, that the receiver shall provide prompt notice thereof to enable the discloser to seek a protective order to otherwise prevent such disclosure.

8.2. Protective Measures. Customer and Descartes each agree to use all reasonable efforts, including, without limitation, the execution of proprietary non-disclosure agreements by employees and subcontractors, to ensure compliance with the provisions of Section 8.1 above by its officers, employees, subcontractors and any third party having access to the Confidential Information.

8.3. Irreparable Harm. Customer and Descartes each acknowledge that any disclosure to third parties of Confidential Information may cause immediate and irreparable harm to the other.

9. TERMINATION.

9.1. Term. This Agreement shall become effective upon the Effective Date, and shall remain in force until terminated as provided in this Agreement.

9.2. Termination of this Agreement. This Agreement, including the SMP, may be terminated by either party if there is a material breach of any provisions of this Agreement which continues unremedied for a period of ten (10) days after the party terminating has given written notice of its intent to terminate together with details of the material breach, provided, however, that this Agreement may be terminated immediately upon delivery of written notice (without a cure period) in the event of a breach of Sections 2.1, 2.2, 2.3, 2.4, 2.5 or
2.7 hereof.

9.3. Termination by Descartes. This Agreement, including the SMP, may be terminated by Descartes upon written notice if Customer provides materially false or incorrect information in conjunction with this Agreement, any Customer application form or any Customer credit application on the date submitted to Descartes.

9.4. Copies. Upon termination of this Agreement, Customer shall immediately discontinue Use of and destroy or return to Descartes the Software and any archival or back-up copy of the Software.

9.5.  Survival.  Notwithstanding   any   expiration   or   termination  of  this
Agreement for any reason, Sections, 1, 3, 4, 5, 6, 7, 8, 9.5 and 10 hereof shall survive such expiration or termination.

10. GENERAL

10.1. Audit Right. During normal business hours and at any time during which the Software is being utilized, Descartes or its authorized representative or licensors, shall have the right, upon reasonable advance notice, to audit and inspect Customer's utilization of the Software, in order to verify compliance with the terms and conditions of this Agreement.

10.2. Collection Expenses. Customer agrees to reimburse Descartes for any and all collection related expenses incurred by Descartes in the collection of any amounts owed to Descartes pursuant to this Agreement including, without limitation, license fees and maintenance fees and taxes thereon.

10.3. Agreement Binding. Subject to Section 10.19 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.4. Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding its subject matter and supersedes all prior proposals, agreements and understandings between the parties, whether oral or written. Unless made in writing and executed by duly authorized representatives of both parties to this Agreement, no amendments or modifications to this Agreement shall be binding and except as provided for in Section 2.9 hereof the terms of any purchase order or other document submitted by Customer to Descartes from time to time shall be of no force or effect to the extent that they are inconsistent with the terms of this Agreement.

10.5. Appendices. The appendices and schedules referred to in this Agreement and attached hereto are incorporated herein to the same extent as if set forth in full in this Agreement. In the event of any inconsistency between any appendix or schedule and the main body of this Agreement, the terms and conditions of the main body shall prevail unless otherwise expressly provided to the contrary in such appendix or schedule.

10.6. Construction. Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid, such provision shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate the remainder of such provision or the remaining provisions of this Agreement in that or other jurisdictions which provisions shall continue in full force and effect.

10.7. Waiver. Neither party hereto shall, by mere lapse of time without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any provision of this Agreement. Failure by either party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement.

10.8.  Multiple  Counterparts.  This  Agreement  may  be  executed  in   several
counterparts, all of which taken together shall constitute one single Agreement between the parties.

10.9. Execution by Facsimile. Execution and delivery of a facsimile transmission of this Agreement shall constitute, for purposes of this Agreement, delivery of an executed original and shall be binding upon the party whose signature appears on the transmitted copy. Any party so executing this Agreement hereby undertakes to originally-execute and deliver to the other party hereto a copy of this Agreement as soon as possible after execution by facsimile.

10.10. Compliance With Law. Each party agrees to comply with all applicable laws, regulations, and ordinances relating to its performance hereunder.

10.11. Notice. Any notices, demands and other communications hereunder shall be in writing and shall be delivered in person, mailed by first class mail, postage prepaid (registered or certified to the extent available, and airmail if overseas), couriered overnight, or sent by telecopy to the party to receive the notice at the applicable address, set out on Appendix 1 or at such other address as may be designated in writing by the receiving party. All such notices shall be effective upon receipt.

10.12. Dispute Resolution. Except for the right of either party to apply to a court of competent jurisdiction for interim or interlocutory relief or other provisional remedy to prevent irreparable harm pending final determination or to pursue a claim for infringement of any intellectual property right, any dispute or controversy between the parties arising out of or relating to this Agreement (each, a "Dispute") shall be resolved by good faith negotiations between the parties which negotiations shall not terminate until the Dispute has been considered by a senior officer of each party. If such negotiations fail to produce a resolution to the Dispute, the Dispute shall be determined by arbitration before a single arbitrator pursuant to the Arbitration Act, 1991 (Ontario). The award rendered by the arbitrator shall be final, binding, conclusive and not subject to appeal. The prevailing party shall be entitled as part of the arbitration award to the reasonable costs and expenses (including legal fees) of investigation, preparing and pursuing such claim or defence, and the party enforcing an award shall be entitled to reasonable costs and expenses (including legal fees) incurred in connection therewith.

10.13. Personnel. Customer for itself and all companies associated with or related to Customer agrees not to solicit or, without the express prior written consent of Descartes (which may be arbitrarily withheld), employ any personnel of Descartes (or of any subsidiary or affiliated company of Descartes) during the term of this Agreement, and for a period of two years following any expiration or termination of this Agreement.

10.14. Third Party Beneficiaries. Customer acknowledges that the Software contains software, computer programs and proprietary data of the Third Party Licensors. In addition to any other limitations or restrictions set out in this Agreement, the Third Party Licensors shall not be liable for any damages, whether direct, indirect, incidental or consequential arising from the use of the Software. Customer agrees that prior to delivery of any of the Third Party Software, Customer shall enter into any further agreements which may be required by a Third Party Licensor and Customer specifically acknowledges that the Third Party Licensors shall be third party beneficiaries of this Agreement.

10.15. Export. Customer agrees to comply with all domestic, foreign and local export laws and regulations applicable to the Software should such export be permitted under this Agreement.

10.16. Inherently Dangerous Applications. THE SOFTWARE IS NOT SPECIFICALLY DEVELOPED OR LICENSED FOR USE IN ANY NUCLEAR, AVIATION, MASS TRANSIT OR MEDICAL APPLICATION WHERE THE FAILURE OF THE SOFTWARE COULD RESULT IN SIGNIFICANT INJURIES INCLUDING POSSIBLE LOSS OF LIFE, OR IN ANY OTHER INHERENTLY DANGEROUS APPLICATIONS. CUSTOMER AGREES THAT NEITHER DESCARTES NOR ANY OF ITS LICENSORS SHALL BE LIABLE FOR ANY CLAIMS OR DAMAGES ARISING FROM SUCH USE OF THE SOFTWARE IF CUSTOMER USES THE SOFTWARE FOR SUCH INHERENTLY DANGEROUS APPLICATIONS.

10.17. Government Departments. In the event that Customer is a governmental entity, only those departments or agencies listed in this Agreement shall have the right to use the Descartes Software and Documentation. Governmental departments or agencies not listed must have a separate license agreement and pay additional license fees.

10.18. U.S. Government Users. The Descartes Software and Documentation are "commercial items" as that term is defined in 48 C.F.R. 2.101 (October 1995) consisting of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R. 12.212 (September 1995). Consistent with 48 C.F.R. 12.212 and C.F.R. 227.7202-1 through 227.7202-4 (June
1995), if the licensee hereunder is the federal government of the United States of America or any agency or department thereof, the Descartes Software and Documentation are licensed hereunder (i) only as commercial items, and (ii) with only those rights as are granted to others pursuant to the terms and conditions of this Agreement.

10.19. Assignment. Customer may not, without the prior written consent of Descartes and payment of any applicable administrative fee in connection therewith, assign or transfer this Agreement or any obligation incurred hereunder, including without limitation by change of effective voting control of Customer, merger, reorganization, consolidation, or sale of all or substantially all of Customer's assets and any attempt to do so in contravention of this
Section 10.19 shall be void and of no force and effect. Nothing contained herein shall prevent Descartes from assigning or transferring this Agreement to any party who has the right to grant the licenses provided for herein and has agreed to assume the obligations of Descartes hereunder.

10.20. Acknowledgment. Customer publications in which the Descartes Software is implicitly or explicitly mentioned shall include an acknowledgment that the Descartes Software "is a proprietary software product licensed by The Descartes Systems Group Inc. or its Subsidiaries". In addition, Customer agrees to provide Descartes with a copy of the proposed publication not less than 10 days prior to the publication thereof.

10.21. Announcements. Unless otherwise required by applicable securities law or regulation, no announcement shall be made by either party with respect to this Agreement unless in a form mutually agreed to by both parties in writing in advance. Customer acknowledges that Descartes is a publicly traded company which is required by law to disclose all transactions which it determines to be material to its business and shall, upon providing a copy to Customer, be entitled to issue a press release in respect of the transaction contemplated by this Agreement if Descartes determines that such transaction is material to its business.

10.22. Governing Law. This Agreement shall be governed by and construed under the laws of the Province of Ontario, including applicable Canadian federal laws, without reference to its conflicts of law principles and the parties hereby submit to the sole and exclusive jurisdiction of the courts of the Province of Ontario for all matters under this Agreement that may be properly resolved by judicial decision. The parties specifically disclaim the United Nations Convention on Contracts for the International Sale of Goods.

10.23. Further Assurances. The parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

10.24. English Language Provision. The parties acknowledge having required that this Agreement and all documents, notices and judicial proceedings entered into, given or instituted pursuant hereto, or relating directly or indirectly hereto, be drawn up in English.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date by their duly authorized representatives as set forth below.

THE DESCARTES SYSTEMS GROUP INC.                     LAZYGROCER.COM INC.


Per:  _________________________           Per:__________________________________

Name:                                     Name:

Title:                                    Title: